UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): July 4, 2014

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


             671 Westburne Dr, Concord, Ontario L4K 4Z1, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
















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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF
PRINCIPAL OFFICERS.


Departure of Officers and Directors. On July 4, 2014, Mr. Michael Ciavarella resigned as our CEO and Chairman, in addition Mr. Vic Dominelli resigned as a director of the Company.

Election of Officers. On July 4, 2014, the Board of Directors of Empire Global Corp. (the "Company") appointed Mr. Michael Davidson to serve as Chief Executive Officer and also appointed Mr. Davidson as a director and Chairman of the Board to fill the vacancy left by the departure of Mr. Ciavarella effective immediately.

Mr. Davidson, a graduate with a Bachelor of Science from York University in Toronto, is currently a CEO, CFO and Director of Friday Capital Inc., a TSX-V company. He is also concurrently the President of AMAMUS Consulting Inc. which provides coaching and mentoring to C-Level executives. From 1997 to 2011, Mr. Davidson was Chief Information and Privacy Officer at Apotex Inc., a global pharmaceutical company and recently a public Director at ISIS Labs, a TSX-V social media gaming software company, from 2013 to 2014. In addition, from 1981 to 1983 Mr. Davidson was a Security Co-ordinator & Analyst, with the Ontario Lottery Corporation.

Item 8.01 OTHER EVENTS

On July 4, 2014 the Company appointed Mr. Davidson to the Advisory Committee to take effect immediately.


Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibit 99.1 - Press Release dated July 4, 2014.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  July 4, 2014.                    EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHAEL DAVIDSON, B.SC
                                         ------------------------------
                                          MICHAEL DAVIDSON
                                          Chairman of the Board
                                          Chief Executive Officer